SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2015

OMNOVA SOLUTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25435 Harvard Road, Beachwood, Ohio		44122-6201
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 682-7000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities
On June 8, 2015, the Board of Directors of OMNOVA Solutions Inc. (“OMNOVA” or the “Company”) approved actions to further streamline the organization and optimize the Company's manufacturing footprint in response to changing market conditions and to position the relevant businesses for long-term growth.
As a result of the planned actions, the Company will recognize total charges of $16-20 million through 2016, of which $7-9 million will be non-cash charges primarily related to manufacturing assets that will no longer be used in production. Severance costs ranging from $5-6 million and production transition, facility conversion and other associated costs ranging from $4-5 million are expected to result in total cash expenditures ranging from $9-11 million.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to estimates of expenses, financial performance, and other future events. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from that expressed or implied by such forward-looking statements, because of, among other things, the risks and uncertainties identified in the Company's press releases and other SEC filings, including the risk factors identified under the heading “Risk Factors” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in OMNOVA's 2014 Annual Report on Form 10-K and subsequent filings. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, OMNOVA assumes no obligation to update or revise them to reflect new events or circumstances.

Item 8.01	Other Events
The Company issued a press release on June 11, 2015, attached hereto as Exhibit 99.1 and incorporated by reference, regarding the preceding items.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	OMNOVA Solutions Press Release Dated June 11, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Paul F. DeSantis
Name:	Paul F. DeSantis
Title:	Senior Vice President and Chief Financial Officer
Date:	June 11, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	OMNOVA Solutions Press Release Dated June 11, 2015